UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2012

OCZ TECHNOLOGY GROUP, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-34650

Delaware	04-3651093
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

6373 San Ignacio Avenue, San Jose, California 95119

(Address of principal executive offices, including zip code)

(408) 733-8400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240 13e-4(c))

This Form 8-K/A is filed as an amendment (“Amendment No. 1”) to the Current Report on Form 8-K (the “Original Report”) dated September 17, 2012, filed by OCZ Technology Group, Inc. (“OCZ”) with the Securities and Exchange Commission on September 21, 2012. This Amendment No. 1 is being filed to provide additional information in Item 5.02 that was not yet available at the time of the filing of the Original Report regarding the resignation of Ryan M. Petersen. The information previously reported in the Original Report is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 2, 2012, OCZ entered into a Separation Agreement with Ryan M. Petersen, former Chief Executive Officer of OCZ. Pursuant to the Separation Agreement, for a period of one year beginning on October 2, 2012, Mr. Petersen has agreed to serve on a Technology Advisory Committee when established by OCZ, and prior to the establishment of the Committee to occasionally provide advice to OCZ if requested to do so. In exchange for the foregoing services and Mr. Petersen’s agreement to abide by the other terms of the Separation Agreement, OCZ has awarded 63,091 restricted stock units to Mr. Petersen, which will vest on October 2, 2013. OCZ has also agreed to pay to Mr. Petersen an amount equal to 12 months of COBRA premiums if he elects to continue under COBRA his (and his dependents’) existing medical/vision and/or dental benefits in effect at the time of his resignation under OCZ’s benefit plans. The Separation Agreement also contains other usual and customary provisions.

The Separation Agreement is filed as Exhibit 10.1 to this Amendment No. 1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

A list of exhibits filed herewith is contained on the Exhibit Index which immediately follows the signature page of this Form 8-K and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 9, 2012	OCZ TECHNOLOGY GROUP, INC.

	By:	/s/ Arthur F. Knapp, Jr.
	Name:	Arthur F. Knapp, Jr.
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Document

10.1	Separation Agreement between OCZ Technology Group, Inc. and Ryan M. Petersen